UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 31, 2016, Unilife Corporation (the “Company”) filed its Appendix 4E (“Preliminary Final Report”) for the year ended June 30, 2016 with the Australian Securities Exchange (“ASX”) in order to permit the Company to comply with the ASX’s continued listing requirements. A copy of the Preliminary Final Report is furnished as Exhibit 99.1 hereto.

The financial information contained in the Preliminary Final Report (the “Unaudited Financial Information”) has not been prepared in accordance with U.S. generally accepted accounting principles or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and is presented on a preliminary, unaudited basis, and solely to permit the Company to comply with the ASX’s continued listing requirements. Audited financial information for the year ended June 30, 2016 will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “2016 Annual Report”), when filed with the SEC. Certain information with respect to the matters described below, which will be included in the Company’s audited financial information for the year ended June 30, 2016, may also be reflected in the Company’s unaudited financial information for the nine months ended March 31, 2016, which will be included in the Company’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2016, when filed with the SEC.

For the reasons described below, the Company’s audited financial information ultimately filed with the SEC in the 2016 Annual Report are expected to vary in material respects from the Unaudited Financial Information. Accordingly, investors are urged not to place undue reliance on the Unaudited Financial Information in making an investment decision about the Company’s securities or otherwise. The information contained in this Explanatory Note is an integral part of the Unaudited Financial Information.

The Company announced on May 9, 2016 an investigation into violations of the Company’s policies and procedures and possible violations of law and regulation by the Company’s former Chief Executive Officer, Alan Shortall, whose employment with the Company ceased on March 11, 2016, and its former Chairman, Jim Bosnjak, who resigned from the Company’s Board of Directors on August 24, 2015 (the “Investigation”). On July 28, 2016, the Company announced in its Current Report on Form 8-K (the “July 28 8-K”) that the Investigation was substantially complete and summarized the results of the Investigation as of such date including, without limitation, that the Investigation had not identified any material financial loss to the Company. The Investigation is ongoing and has not identified any additional financial loss to the Company other than was already identified in the July 28 8-K.

As previously disclosed by the Company, the Investigation identified certain related party and other transactions which the Company had not publicly disclosed or recorded in its relevant financial statements originally filed with the SEC. These related party transactions are not reflected in the Unaudited Financial Information but will be reflected in the audited financial information ultimately filed with the SEC in the 2016 Annual Report. Further, the Company is continuing to evaluate the potential impact of the findings of the Investigation, including on the Company’s financial reporting, internal controls over financial reporting, disclosure controls and procedures, previously-issued financial statements, current interim financial information and management’s certifications.

As a result of the Investigation, management has also determined that there were material weaknesses in the Company’s internal controls over financial reporting and disclosure controls and procedures (collectively, the “Material Weaknesses”). Management continues to evaluate the nature, extent and impact of the Material Weaknesses and, in the meantime, has commenced a remediation process with the assistance of a third party internal audit provider.

As previously announced in a strategic update set forth in the Company’s press release filed with the SEC on July 28, 2016, the Company is now primarily focused on the wearable injector business. As part of the change of primary focus, the Company is now evaluating goodwill and other long-lived assets for impairment. This evaluation is likely to result in a material charge which is not reflected in Unaudited Financial Information, but would be reflected in the audited financial information ultimately filed with the SEC in the 2016 Annual Report. Any such charge would be expected to be substantially non-cash in nature.

The amount of revenue set forth in the Unaudited Financial Information for the year ended June 30, 2016 may change based on management’s on-going review of deferred revenue, which may result in an adjustment to the Unaudited Financial Information. Any such change would be reflected in the audited financial information ultimately filed with the SEC in the 2016 Annual Report.

In addition to the adjustments described above, the Company may be required to make further adjustments to the Unaudited Financial Information, which would be reflected in the audited financial information ultimately filed with the SEC in the 2016 Annual Report. Any such adjustments may be material.

Additional Filings

The following was disclosed by the Company in the July 28 8-K.

As a result of the foregoing, the Company expects to amend the following:

•	The Form 10-K for the fiscal year ended June 30, 2015 to:

•	amend the fiscal 2015 consolidated financial statements to correct the immaterial errors identified as a result of the Investigation, specifically to record the related party restricted cash balance of $2.3 million and same amount as due to a related party on the balance sheet and operating section of the Company’s statement of cash flows and to expand the related party disclosures related to the matters identified as a result of the Investigation; and

•	amend management’s assessment of internal controls in Item 9A to state that internal controls over financial reporting were not effective as of June 30, 2015, disclose the material weaknesses in internal controls over financial reporting, and discuss the Company’s remediation plan.

•	The Forms 10-Q for the fiscal quarters ended September 30, 2015 and December 31, 2015 to:

•	amend the statements of cash flows to reflect the repayment of the amount due to a related party and the corresponding reduction of restricted cash in the operating section of the statement of cash flows and to expand the related party disclosures related to the matters identified as a result of the Investigation.

•	disclose the material weaknesses in internal controls over financial reporting and discuss the Company’s remediation plan.

In connection with the filing of such amendments, the Company will also file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, the filing of which has been delayed as a result of the Investigation. The Company will also update its disclosures in connection with findings of the Investigation in all of the above referenced filings with the SEC and the ASX. The Company expects to file these amended filings and the Company’s Form 10-Q for the fiscal quarter ended March 31, 2016 with the SEC and ASX when it files its Form 10-K for fiscal year 2016. Conforming amendments will also be made to the applicable Appendix 4Cs filed with ASX and such amendments will be filed with ASX concurrently with the amendments noted above.

Update on the Company’s Cash Position

The following was disclosed in a Current Report on Form 8-K filed by the Company with the SEC on July 28, 2016 immediately prior to the filing of the July 28 8-K. As of June 30, 2016, the Company’s unaudited cash balance was approximately $21.1 million, including $2.4 million of restricted cash. Under the Company’s debt facilities, the Company is required to have a cash and restricted cash balance of $5.1 million at September 30, 2016. The Company believes its cash will provide the Company with sufficient liquidity to meet such minimum cash balance requirement and fund the Company’s operations through September 30, 2016. The Company expects that its ability to raise capital will be limited and there can be no assurance that financing will be available when needed. The Company will not be able obtain financing through offerings of its securities registered under the Securities Act of 1933, as amended, for the foreseeable future, including under the Controlled Equity Offering Sales Agreement between the Company and Cantor Fitzgerald & Co. or the equity purchase agreement between the Company and Lincoln Park Capital Fund, LLC. If the Company is unable to obtain additional financing on acceptable terms and when needed, the Company may default under one or more of its debt obligations. A breach of any of the covenants related to the Company’s debt instruments could result in a higher rate of interest to be paid or the lenders could elect to declare all amounts outstanding under the applicable agreements to be immediately due and payable. If the lenders were to make such a demand for repayment, the Company would be unable to pay the obligations as it does not have existing facilities or sufficient cash on hand to satisfy these obligations. These factors continue to raise substantial doubt about the Company’s ability to continue as a going concern.

As previously disclosed by the Company, the Company has been implementing cost reduction measures as it focuses operations on the programs of key strategic customers. As part of these cost reduction measures, the Company’s workforce has been reduced to approximately 140 employees as of July 28, 2016, a reduction of more than 40% since January 2016 and a reduction of approximately 50% since July 1, 2015. While a portion of this reduction is due to the Company’s determination not to backfill certain open positions, the Company also recently reduced its headcount by 25 employees during June and July, 2016. The Company expects to record a charge from severance and related costs from this cost reduction initiative of approximately $0.3 million in the aggregate. The Company does not believe that these cost reduction initiatives will negatively impact its ability to serve its customers.

In addition, as previously disclosed by the Company, the Company, on June 20, 2016, also subleased a portion (the “Subleased Portion”) of its King of Prussia, Pennsylvania, facility (the “Facility”) to a third party. During the term of the sublease, which will commence on October 1, 2016 and end on March 31, 2019, the Company will receive an aggregate of approximately $1.3 million in rent with respect to the Subleased Portion. During the same time period, the Company will be obligated under the Company’s lease agreement relating to the Facility to pay an aggregate of approximately $1.9 million in rent with respect to the Subleased Portion. Assuming the sublessor exercises its renewal option, the Company will receive approximately an additional $1.9 million over the renewal term of April 1, 2019 through June 30, 2022 and the Company will be obligated under the Company’s lease agreement relating to the Facility to pay an aggregate of approximately $2.5 million over the same time period. The Company ceased using the Subleased Portion as of July 20, 2016. The Company will record a non-cash charge, the amount of which the Company has not yet determined as of the date of this report, which amount will be based on the discounted fair value of the difference between the amounts received from the sublessor and the amounts paid to the landlord.

Item 2.02.	Results of Operations and Financial Condition.

On August 31, 2016, the Company filed the Preliminary Final Report with the ASX, a copy of which is furnished herewith as Exhibit 99.1. The Preliminary Final Report is prepared in U.S. dollars in compliance with the requirements of Australian law and the ASX listing rules.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.02. The information contained in the Explanatory Note of this Current Report on Form 8-K is an integral part of the Preliminary Final Report.

Item 7.01.	Regulation FD Disclosure.

See Item 2.02 above.

The information in this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Appendix 4E lodged with Australian Securities Exchange on August 31, 2016.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including without limitation adjustments to the Company’s unaudited financial information included in this report expected to be reflected in the audited financial information for the year ended June 30, 2016, when filed with the SEC or in other Company disclosures, are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with SEC, and other risks and uncertainties including, without limitation: the developments disclosed or otherwise referenced in this report; the definitive findings of the Investigation and whether any additional issues are identified; negative reactions from the Company’s creditors, stockholders, strategic partners or customers to the findings of the Investigation and/or the audited financial information of the Company for the fiscal year ended June 30, 2016 ultimately filed with the SEC in the 2016 Annual Report or in other Company disclosures; the Company’s ability to comply with or obtain waivers under the Company’s debt instruments; the existence of the Material Weaknesses and the timing and expense of any necessary remediation of control deficiencies; the impact (including costs) and result of any litigation or regulatory inquiries or investigations related to the findings of the Investigation; the potential inability of the Company to regain compliance with the Nasdaq listing requirements; and the financial impact to the Company as a result of the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: August 31, 2016	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

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